EXHIBIT 10.2

CONVERTIBLE PROMISSORY NOTE

(DEP Nevada Inc.)

Effective Date: March 15, 2019	Amount: Up to USD $1,250,000.00

FOR VALUE RECEIVED, COMPREHENSIVE CARE GROUP LLC, an Arkansas limited liability company (“Payor”), promises to pay to the order of DEP NEVADA INC., a Nevada corporation (“Holder”), the principal sum of USD $1,250,000.00 or so much thereof as is advanced or disbursed in the manner set forth in that certain Convertible Loan Agreement of even date herewith between Payor, as the borrower, and Holder, as the lender (the “Loan Agreement”), with interest on the balance of such principal sum from time to time outstanding at the fixed rate of USD $6,000.00 per month from and after the Effective Date until such time as the parties mutually agree to adjust the interest hereunder to a fixed rate of some other amount, such as to USD $10,000.00 per month, all as more fully set forth below (“interest”) or to terminate such interest payments. Interest shall commence with the date hereof and shall continue on the outstanding principal balance until paid in accordance with the provisions hereof. Any capitalized terms in this Convertible Promissory Note (this “Note”) not defined herein shall have the meaning set forth in the Loan Agreement.

1. Note. This Note is being issued by Payor to document a non-revolving credit facility in the principal amount of up to USD $1,250,000.00 (the “Facility”) to be advanced or disbursed in the manner set forth in the Loan Agreement made by Holder to Payor on the Effective Date hereof. The principal, interest thereon, and all other amounts due hereunder and under the Loan Agreement is hereinafter referenced as the “Indebtedness”. Payor may not reborrow any amounts repaid to Holder under this Note or the Loan Agreement.

2. Interest. Interest on the outstanding principal will be at a fixed rate of USD $6,000.00 per month from and after the Effective Date until such time as the parties mutually agree to increase the interest on the outstanding principal to a fixed rate of USD $10,000.00 per month, all payable monthly in arrears to Holder by Payor on or before the first calendar day of each month commencing March 1, 2019, and thereafter continuing until all amounts due hereunder and under the Loan Agreement and this Note are paid in full.

3. Maturity. Payor shall pay interest to Holder in the manner set forth in Section 2. Subject to the last sentence of Section 3, so long as no material default has occurred hereunder, Payor shall not be obligated to pay any principal outstanding hereunder until March 30, 2021 (the “Maturity Date”), at which time, subject to the Parties’ remedies under Section 7(b) of this Note and Section 9.2 of the Loan Agreement for a breach of the Note and/or Loan Agreement by Payor, all accrued but unpaid interest together with the entire outstanding principal and all other amounts due hereunder shall immediately become due and payable by Payor. Principal may not be prepaid by Payor without the prior written consent of Holder. Either the Payor or the Holder may unilaterally extend the Maturity Date by one (1) year and may thereafter continue to extend the Maturity Date on a yearly basis by increments of one (1) year (each, an “Extension Option”) by providing written notice of the exercise of the Extension Option by the party seeking an extension to the other party prior to the expiration of the then-current Maturity Date, provided, however, that under no circumstances shall any extended Maturity Date extend beyond the expiration of the term of that certain Management Agreement of even date herewith between Nevada Medical Group, a Nevada limited liability company, and Comprehensive Care Group LLC, an Arkansas limited liability company. The Spirit of the Loan Agreement and this Note is that the parties desire that a Conversion occur as soon as possible, pursuant to the terms of the Loan Agreement and this Note. Neither party may exercise an Extension Option at any time after the date of actual Conversion.

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4. Use of Proceeds. The advances from the Facility will only be used by Payor as working capital of Payor for operating and capital expenses, including but not limited to the construction costs and purposes in connection with Payor’s ownership and operation of a marijuana retail establishment at 203 N. Ok St., West Memphis, AR 72301, unless otherwise agreed to in writing by Holder and CCG.

5. Payments. All payments of principal, interest and any other payments required hereunder shall be in lawful money of the United States of America to Holder, by wire transfer of immediately available funds to a bank account designated in writing by Holder. All cash payments shall be applied first to the costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal.

6. Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, Payor shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to Payor of the loss, theft or destruction of such Note.

7. Events of Default and Remedies.

(a) Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(i) Payor defaults in payment of any principal, interest or other amounts due hereunder;

(ii) Payor dissolves or suspends or discontinues doing business;

(iii) A case or proceeding under the bankruptcy laws of the United States of America is filed by Payor for all or any part of their property, or is filed against Payor and such petition or application is not dismissed within sixty (60) days after the date of its filing;

(iv) there is a sale, transfer or other disposition of all or substantially all of Payor’s assets in one transaction or series of related transactions;

(v) Payor breaches the Loan Agreement; or

(vi) Payor fails to use the proceeds hereof as described in Section 4.

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(b) Remedies.

(i) At any time an Event of Default exists or has occurred and is continuing, Holder shall have all rights and remedies provided in this Note, in the Loan Agreement (including, but not limited to, the right to effectuate a Conversion at any time after the occurrence of the Ownership Pre-Conditions, and the right, at Holder’s sole option, to prohibit Payor from repaying any principal amount under the Agreement and this Note to Holder on or prior to the Conversion without the prior written approval of Holder), and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Payor, except as such notice or consent is expressly provided for hereunder or required by applicable law.

(ii) At any time an Event of Default exists or has occurred and is continuing, Holder may, in its discretion, provide written notice to Payor declaring all or a portion of the outstanding balance of unpaid principal and interest owed to Holder under this Note immediately due and payable.

(iii) Upon the occurrence of an Event of Default, Holder may, without notice, take all actions available to it as lender under the Loan Agreement, including, but not limited to, declaring the Loan and all interest thereon and other amounts payable under the Loan Agreement, immediately due and payable.

8. Lender Default and Remedies.

(a) Lender Default. Any of the following events will constitute a Lender Default under this agreement: (i) Lender fails to reasonably perform any of its funding obligations hereunder, including the making of timely delivery of any funding or payments under this Agreement; (ii) Lender has notified Borrower that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder; or (iii) Lender has become the subject of a proceeding under any debtor relief law, including, but not limited to, bankruptcy, has had a receiver, conservator, trustee, administrator or an assignee for the benefit of creditors charged with reorganization or liquidation of its business.

(b) Lender Default Remedies. Upon Lender Default, and if no Event of Default has occurred and is continuing, any interest due to Lender under this Agreement shall cease to accrue for the lessor of (i) a period of six (6) months or (ii) until such time as the Lender has cured any default. If a Lender Default is not cured within thirty (30) days from the date of Lender Default (when Borrower first received notice of Lender Default), Borrower, at its sole discretion, may pay all accrued but unpaid interest together with the entire outstanding principal and all other amounts due hereunder and under the Loan Agreement as of such date and immediately thereafter terminate the Loan Agreement, in which event the Parties shall have no further rights or obligations under the Loan Agreement and this Note shall be deemed paid in full.

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9. Conversion. Upon the latter of: (a) one year after granting of a medical marijuana dispensary license by the Arkansas Medical Marijuana Commission to Payor, or (b) one year after entering into the Loan Agreement, Holder may, in its sole discretion, subject to the last sentence of this Section 8, elect to convert all of the Indebtedness into the Preferred Units, as defined in the Loan Agreement, at a conversion price equal to the Indebtedness (a “Conversion”), subject to approval of the Arkansas Medical Marijuana Commission (together, with Section 8(a) or Section 8(b), the “Ownership Pre-Conditions”). The parties agree the spirit of this Section 8 is that Holder will finalize the conversion as soon as possible and as near to the one-year mark post execution of the Loan Agreement. All Preferred Units so acquired on Conversion shall be issued in the manner set forth in the Loan Agreement. In the event Holder elects to effect the Conversion, subject to the last sentence of this Section 8, all principal and unaccrued interest under this note shall be deemed satisfied in full and applied towards the purchase price of all Preferred Units of Payor on the effective date of the Conversion and, except as otherwise set forth in this Note and in the Loan Agreement, all obligations of Payor under this Note and the Loan Agreement shall be deemed satisfied in full. On the effective date of the Conversion, Payor shall execute and deliver all agreements and documents reasonably necessary to effect the transfer of the Preferred Units to Holder. Payor acknowledges and agrees that the forgiveness of the amounts owed under this Note (except as otherwise set forth in the last sentence of this Section 8) shall constitute good and valid consideration for the Preferred Units. In the event that any interest payable hereunder or under the Loan Agreement as of the date of Conversion has not been paid to Holder, such unpaid interest shall not be converted into the Conversion price and such unpaid interest shall remain a payment obligation of Payor.

10. Legend. Upon a Conversion, as also described and provided by the Loan Agreement, any certificate(s) issued to Holder as to the Preferred Units will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE HEREBY CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ONE YEAR FROM THE ISSUANCE OF THE SECURITY.”

12. Governing Law. This Note is to be construed in accordance with and governed by the internal laws of the State of Arkansas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arkansas to the rights and duties of Payor and the Holder. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state and federal courts located in Pulaski County in the State of Arkansas, and each of Payor and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

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11. Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) if in writing by both Payor and Holder.

12. Notices. Except as may be otherwise provided herein, all notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by email, addressed as follows:

(a) If to Holder, to: DEP Nevada Inc. 3375 Pepper Lane Las Vegas, NV 89120 Attention: Leonard Clough Email: Len@altuscapital.ca	(b) If to Payor, to: Comprehensive Care Group LLC 11323 Arcade Drive, Suite C107 Little Rock, AR 72212 Attention: Don Marshall Email:____________________

13. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15. Delivery. This Note, to the extent signed and delivered by means of a facsimile machine or PDF attachment to electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature follows on next page]

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IN WITNESS WHEREOF, Payor has caused this Note to be duly executed by its officer, thereunto duly authorized as of the date first above written.

PAYOR

Comprehensive Care Group LLC, an Arkansas limited liability company

By: /s/ Don Marshall

Name: Don Marshall

Its: Manager and Member

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